Exhibit 4.1

RIGHTS AGENT AGREEMENT

        This Rights Agent Agreement, made and entered into this _____ day of November ___, 2005, by and between Tower Semiconductor Ltd., a company organized under the laws of Israel (the “Company”), and American Stock Transfer & Trust Company, a New York trust company with offices at 59 Maiden Lane, New York, New York 10038 (“AST”).

WITNESSETH:

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission a Registration Statement on Form F-2 (the “Registration Statement”), which Registration Statement has been declared effective and which includes a final prospectus (the “Prospectus”) setting forth the terms of the proposed offering by the Company (the “Rights Offering”) of rights (the “Rights”) to purchase its 5% Convertible Subordinated Debentures Due 2011 (the “Debentures”), each in the principal amount of $1.00, which are convertible into Ordinary Shares, NIS 1.00 nominal value (the “Ordinary Shares”);

WHEREAS, the Company has filed with the Israel Securities Authority, and such Authority has approved, a prospectus which is substantially the same as the Prospectus (the “Israeli Prospectus”);

WHEREAS, The Bank of New York (“BONY”) will serve as Note registrar for the Debentures and as Trustee under that certain Indenture, dated November ___, 2005, by and between the Company, BONY and Hermetic Trust (1975) Ltd. (the “Indenture”);

WHEREAS, the Rights and the Debentures will be transferable and an application has been made for both the Rights and Debentures to be listed for trading on the NASDAQ Capital Market and the Tel Aviv Stock Exchange (the “TASE”);

WHEREAS, the Company will issue, under the terms of the Rights Offering, one Right for each 138.99 Ordinary Shares held as of record as of the date set forth in the Prospectus as the record date (the “Record Date”), and each Right will entitle the holder to purchase at the exercise price of $100.00 (the “Subscription Price”), 100 U.S. Dollar denominated Debentures in the aggregate principal amount of $100.00, substantially in the form of Exhibit A to the Indenture, and that the Rights will be evidenced by transferable certificates (the “Rights Certificates”) in the form attached hereto as Exhibit A;

WHEREAS, as described in the Prospectus and the Israeli Prospectus, the Company will also issue Rights to purchase Debentures to employees who hold as of the Record Date options under certain of the Company’s employee share option plans that entitle option holders to participate in offering of rights by the Company, (“the Employee Rights”);

WHEREAS, the Company desires to engage AST to issue and deliver the Rights Certificates and to act as transfer agent and registrar for the Rights, and AST is willing to act in such capacities.

        NOW, THEREFORE, the parties hereto agree, in consideration of the mutual covenants and promises herein contained, as follows:

1. APPOINTMENT OF RIGHTS AGENT. AST is hereby appointed as transfer agent and registrar for the Rights and to generally effect the Rights Offering in accordance with the terms of the Rights, this Agreement and the Prospectus, and the Rights Agent hereby accepts such appointment. Each reference to the “Rights Agent” in this Agreement is to AST acting in its capacities as transfer agent and registrar for the Rights.

2. DELIVERY OF DOCUMENTS BY COMPANY TO THE RIGHTS AGENT

(a) The Company will cause to be timely delivered to the Rights Agent sufficient copies of the following documents for delivery to the holders of record of the Ordinary Shares at the close of business on the Record Date (the “Rights Holders”):

(i) the Prospectus, which includes instructions for exercise of the Rights (the “Instructions”);

(ii) blank transferable Rights Certificates, which includes on the reverse thereof forms to be completed in connection with the exercise or transfer of the Rights;

(iii) Form W-9 and Form W-8; and

(iv) Form of Notice of Guaranteed Delivery.

(b) The Company will also deliver to the Rights Agent certified copies of resolutions adopted by the Board of Directors of the Company in connection with the Rights Offering.

3. DETERMINATION OF RIGHTS HOLDERS AND RIGHTS

(a) On or about the Record Date, the Rights Agent shall create and maintain from the stock ledger and register maintained by AST as transfer agent and registrar of the Ordinary Shares, a record of the names, addresses and, where available, U.S. taxpayer identification numbers, of the Rights Holders, and the number of Rights each Rights Holder is entitled to receive in the Rights Offering (the “Rights Record”). The Rights Agent shall promptly send a copy of the Rights Record to the Company by telecopy as soon as it is available. The number of Rights to be issued to each Rights Holder shall be determined by dividing 138.99 by the number of Ordinary Shares that such Rights Holder held of record as of the Record Date, but in lieu of issuing fractional Rights, the Rights Agent shall round each such fraction to the next lower whole number of Rights. The Rights Record shall also include the number of the Rights Certificate issued to each Rights Holder, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

(b) The Company shall create from its regularly maintained records a record of the names and addresses and the number of the recipients of the Employee Rights as well as the number of Employee Rights to be issued to each such recipients (the “Employee Rights Record”). The Company shall have sole responsibility for the creation and maintenance of the Employee Rights Record. On the Record Date, the Company shall deliver to the Rights Agent a notice setting forth the aggregate number of Employee Rights to be issued which notice shall also instruct the Rights Agent to issue a Rights Certificate representing such aggregate number of Employee Rights registered in the name of a nominee broker which will hold the Employee Rights on behalf of the holders of Employee Rights (the “Employee Rights Certificate”). Promptly after the issuance thereof, the Rights Agent shall promptly deliver the Employee Rights Certificate to such nominee holder, which may exercise the Employee Rights represented by the Employee Rights Certificate in accordance with and pursuant to this Agreement. The nominee holder of the Employee Rights shall be deemed a Rights Holder as such term is used in this Agreement.

4. ISSUANCE OF THE RIGHTS CERTIFICATES AND MAILING OF DOCUMENTS BY RIGHTS AGENT.

(a) As soon as practicable after delivery of the documents described in subparagraph 2(a) hereof and receipt of written instructions from the Company, the Rights Agent will cause to be issued Rights Certificates in the names of the Rights Holders and for the number of Rights to which they are each entitled, as determined in accordance with Paragraph 3 above. The Rights Agent shall either manually sign or affix a duly authorized facsimile signature on all Rights Certificates. As soon as practicable after issuance of the Rights Certificates, the Rights Agent shall mail or cause to be mailed, via first class mail, to each Rights Holder the following:

(i)	a Rights Certificate, registered in the name of the Rights Holder and dated the date of issuance thereof by the Rights Agent, evidencing the Rights to which such Rights Holder is entitled;

(ii)	a Prospectus, including the Instructions;

(iii)	a Form W-9 or Form W-8 (as applicable); and

(iv)	an envelope addressed to the Rights Agent.

Prior to mailing, the Rights Agent shall make reasonable efforts to identify which of the Rights Holders are likely to be nominee holders and to include the Instructions with the mailing to such Rights Holders.

(b) The Company and the Rights Agent may mutually agree that the Rights Agent shall use methods other than first class mail, including personal delivery, delivery by International Express Mail, or delivery by recognized expedited courier service such as Federal Express, UPS, DHL or Courier Network. In addition, unless otherwise instructed by the Company in writing, the Rights Agent shall deliver to the Company by expedited courier or by such other means as the Company shall instruct the Rights Agent, all Rights Certificates and other documents to be delivered to Rights Holders reflected on the Rights Record as having a record address in the State of Israel (the “Israeli Rights Holders”), including any Rights Certificates to be issued to Hevra Lerishumim of Bank Leumi which acts as the nominee for the Ordinary Shares held through the facilities of the Clearing House of the Tel Aviv Stock Exchange (the “TASE Nominee”). The Company undertakes to make and shall be responsible for the further delivery of the rights certificates and other documents to the Israeli Rights Holders.

(c) Promptly after the Rights Certificates and other documents are mailed, the Rights Agent shall execute and deliver to the Company a certificate or certificates substantially in the form of Exhibit B hereto.

(d) Subsequent to their original issuance, no Rights Certificates shall be issued by the Rights Agent except Rights Certificates issued upon any transfer, combination, split up or exchange of Rights or issued in replacement of mutilated, destroyed, lost or stolen Rights Certificates pursuant to Paragraph 6 hereof.

5. SUBSCRIPTION PROCEDURE.

(a) Except as provided in subparagraph 5(c) hereof, for a valid exercise of Rights to occur, the Rights Agent must receive, by mail, hand delivery, or otherwise, prior to 5:00 P.M., New York City time, on _________, 2005 (or on a later trading date if the Rights Agent receives a written notice thereof from the Company on or prior to the original expiration date) (the “Expiration Date”), (i) the Rights Certificate pertaining to the Rights being exercised, which has been properly completed and endorsed for exercise as provided in the instructions accompanying the Rights Certificate, or a Notice of Guaranteed Delivery and (ii) payment in full of the Subscription Price for each Right being exercised in U.S. Dollars by wire transfer or by check drawn on a bank located in the United States payable to the order of “American Stock Transfer & Trust Company, as Rights Agent.”

(b) Upon the proper exercise of Rights by a holder thereof made in accordance with subparagraphs 5(a) or (c) hereof, the Rights Agent shall, promptly after such exercise, send to the Company written notice of such exercise, which shall set forth (i) the number of Rights exercised by such holder, (ii) the aggregate subscription payment and the principal amount of Debentures subscribed for, (iii) the denominations and the registered name(s) and address(es) in which the holder has requested that such Debentures be issued. The authentication and issuance of the Debentures shall be effectuated by the Company and BONY as the registrar of the Debentures under the Indenture; the Rights Agent shall have no responsibilities in connection with the issuance and/or authentication of the Debentures. The Rights Agent shall as soon as practicable after the Expiration Date provide to the Company a summary of all the Rights exercises made in accordance with subparagraph 5(a) hereof, which summary shall set forth (i) the name and address of the Rights Holder that exercised the Rights, (ii) the number of Rights exercised by each such Rights Holder, (iii) the total Subscription Price paid by such Rights Holder and (iii) the number and principal amount of Debentures issued to such Rights Holder.

(c) The TASE Nominee and other Israeli Rights Holders may elect to exercise their Rights by paying the subscription payment in New Israeli Shekels as set forth in the Prospectus under the caption “The Rights Offering–Method of Exercise of Rights for Record Holders.” The TASE Nominee and/or these Israeli Rights Holders (as the case may be) shall exercise their Rights by delivery directly to the Company on or prior to midnight Israel time on the Expiration Date of payment in full of the Subscription Price for each Right being exercised in New Israeli Shekels by check or wire transfer payable to the Company, accompanied by such other notices and instructions which shall be certified or confirmed as the Company may prescribe all in accordance with the procedures described in the Prospectus. The Company will promptly notify the Rights Agent in writing of the identity of the Israeli Rights Holders who exercised their Rights directly through the Company and the number of Rights so exercised. The authentication and issuance of the Debentures to the Israeli Rights Holders who exercised their Rights directly through the Company shall be effectuated by the Company and BONY as the Debenture registrar under the Indenture.

(d) Each Right may be exercised to purchase One Hundred (100) U.S. Dollar denominated Debentures at the Subscription Price. Debentures shall be issued only in one or more multiples of $100.00, but each Debenture is of $1.00 principal amount. Rights Holders, such as banks, securities dealers and brokers, who receive Rights through the Depository Trust Company as nominees for one or more beneficial owners shall be entitled to exercise their Rights Certificates on behalf of the beneficial owners.

(e) To the extent that any Rights Certificates remain unexercised or outstanding at 5:01 P.M., New York City time, on the Expiration Date such outstanding Rights Certificates shall be automatically deemed cancelled and of no further force and effect.

6. DEFECTIVE EXERCISE OF RIGHTS; TRANSFER, ETC. OF RIGHTS CERTIFICATES; LOST RIGHTS CERTIFICATES.

(a) Upon receipt by the Company from the Rights Agent of evidence of a defective exercise of Rights, the Company shall have the right to reject any such defective exercise or to waive the defect in exercise. If the Company delivers to the Rights Agent a notice that the Company rejects any defective exercise of Rights, the Rights Agent shall as soon as practicable (i) if the defect and the necessary correction can be adequately explained by telephone and the holder can correct the defect without possession of the Rights Certificate(s), attempt to contact the holder of such Rights by telephone to explain the nature of the defect or (ii) mail the Rights Certificate, together with a letter explaining the nature of the defect in exercise and how to correct the defect. If an exercise is not defective except that there is a partial payment of the Subscription Price, the Rights Agent shall so notify the Company in writing as to the number and principal amount of Debentures for which payment has been made and the Company shall thereafter effectuate the authentication and issuance of such Debentures in accordance with the Indenture. Any Rights Certificate with respect to which defects in exercise are not corrected prior to 5:00 P.M., New York City time, on the Expiration Date, or which are received after such time, shall be returned to the holder of such Rights Certificate.

(b) The Rights Certificate may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates. Any Rights Holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the Rights Holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of the Rights Certificate.

(c) Upon the receipt by the Rights Agent and the Company of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and upon receipt of indemnity or security reasonably satisfactory to them and reimbursement of all expenses incidental thereto, and upon surrender and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated. The Rights Agent may, at the direction of the Company and with the consent of the registered holder of the lost, stolen or destroyed Rights Certificate, permit the exercise of the Rights evidenced by such certificate without a replacement of such certificate.

7. SUBDIVISION, SALE OR TRANSFER OF RIGHTS. The Rights Agent shall facilitate subdivisions of the Rights by issuing new Rights Certificates in accordance with the instructions set forth on the reverse side of the Rights Certificates at any time on or prior to the Expiration Date. Until 5:00 p.m., New York City time, on the third business day prior to the Expiration Date (the “Cut-Off Date”), the Rights Agent shall facilitate subdivision or transfers of Rights Certificates by issuing new Rights Certificates in accordance with the instructions set forth on the reverse side of the Rights Certificates. After the Cut Off Date, the Rights Agent may facilitate subdivision or transfers of the Rights Certificate up until 5:00 p.m., New York City time, on the Expiration Date if the Rights Holder has delivered to the Rights Agent a properly executed Notice of Guaranteed Delivery.

8. PROOF OF AUTHORITY TO SIGN. The Rights Agent need not procure supporting legal papers, and is authorized to dispense with proof of authority to sign (including all proof of appointment or authority to sign of any fiduciary, custodian for a minor, or other person acting in a representative capacity), and to dispense with the signatures of co-fiduciaries, in connection with exercise of Rights in the following cases:

(a) where the Rights Certificate is registered in the name of an executor, administrator, trustee, custodian for a minor or other fiduciary, and the subscription form thereof is executed by such executor, administrator, trustee, custodian for a minor or other fiduciary, then the Rights Agent shall advise the Company in writing that the Debentures are to be issued in the name of the registered holder of the Rights Certificate, as appropriate; and

(b) where the Rights Certificate is in the name of a corporation and the subscription form thereof is executed by an officer of such corporation, then the Rights Agent shall advise the Company in writing that the Debentures are to be issued in the name of such corporation.

In all of the cases set forth in this Paragraph 8 and notwithstanding anything contained in this Agreement to the contrary, the check tendered in payment of the Subscription Price must be drawn for the amount of the Subscription Price for the number of Rights being exercised, to the order of the Rights Agent and otherwise be in proper form (subject to the provisions of Section 6(a) hereof regarding partial payment of the Subscription Price), and there must be no evidence indicating that the subscriber is not the duly authorized representative he purports to be.

9. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or if surrendered to the Rights Agent shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Rights Agent may deliver all cancelled Rights Certificates to the Company, and if delivered to the Company, it shall make available to the Rights Agent the cancelled Rights Certificates for its inspection.

10. TAXES. The Company covenants and agrees that it will pay when due and payable any and all federal and state taxes and charges (including those in the United States and Israel) which may be payable in respect of the issuance or delivery of the Rights Certificates. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer or other assignment of Rights Certificates or the issuance or delivery of certificates for Debentures in a name other than that of the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Debentures upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

11. DISBURSEMENT OF FUNDS. Any funds received by the Rights Agent as payments in connection with the subscriptions for Debentures pursuant to the Rights Offering shall be held in a segregated interest bearing money market account by the Rights Agent pending receipt of written disbursement instructions from the Company, from time to time, after which the funds and any interest earned thereon shall be promptly disbursed in accordance with each such written instructions from the Company. The Rights Agent is hereby authorized and directed to endorse, negotiate and deposit all subscription payments into an interest bearing money market account to be maintained with the Rights Agent. The Rights Agent shall provide an accounting to the Company from time to time, as the Company may reasonably request, regarding the subscription payments deposited into such account.

12. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) the Rights Agent may consult with legal counsel (who may be legal counsel for the Company) and the opinion of such counsel shall be full and complete authorization to the Rights Agent.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement by the Company, in the Rights Certificates or in the Prospectus, or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) Nothing herein contained shall preclude the Rights Agent from acting in another capacity for the Company or for any other person or entity.

(f) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization and execution hereof by such Rights Agent) or in respect of the validity or execution of any Rights Certificate; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Debentures to be issued pursuant to this Agreement or any Rights Certificate.

(g) With respect to each Rights Certificate that the Rights Agent is required to mail hereunder, the Rights Agent shall maintain a blanket surety bond protecting the Company and the Rights Agent from loss or liability arising out of non-receipt or non-delivery of such certificates.

(h) Promptly after the Expiration Date, the Rights Agent shall execute and deliver to the Company a certificate or certificates substantially in the form of Exhibit C hereto.

13. REPORTS. The Rights Agent shall make available to the Company, upon the Company’s request, the following information: (i) the number and aggregate principal amount of Debentures validly subscribed for, (ii) the number and aggregate principal amount of Debentures for which defective subscriptions have been received, and (iii) the amounts of collected and uncollected funds in the subscription escrow account established under this Agreement. As soon as practicable after the Expiration Date, or upon the request from the Company from time to time thereafter, the Rights Agent shall certify in writing to the Company the cumulative totals through the Expiration Date of all the information set forth in clauses (i) through (iii) above. The Rights Agent shall also maintain and update a record of holders who have fully or partially exercised their Rights and holders who have not exercised their Rights. The Rights Agent shall provide the Company or its designees with such information compiled by the Rights Agent pursuant to this Paragraph 14 as the Company shall request from time to time.

14. FUTURE INSTRUCTIONS. With respect to notices or instructions to be provided by the Company hereunder, the Rights Agent may rely and act on any written instruction signed by any one or more of the following authorized officers or employees of the Company: Russell C. Ellwanger, Oren Shirazi and Nati Somekh Gilboa.

15. PAYMENT OF EXPENSES. The Company will pay the Rights Agent compensation for its services under this Agreement in accordance with Schedule 1 hereto, and will reimburse the Rights Agent for all reasonable and necessary expenses incurred by it in so acting.

16. INDEMNIFICATION.

(a) The Company covenants and agrees to indemnify and hold the Rights Agent harmless against any costs, expenses (including reasonable fees for legal counsel), losses or damages, which may be paid, incurred or suffered by or to which the Rights Agent may become subject, arising from or out of, directly or indirectly, any claim or liability resulting from its actions pursuant to this Agreement other than costs, expenses, losses and damages incurred or suffered by the Rights Agent as a result of, or arising out of, its gross negligence or willful misconduct in connection with performance of its duties hereunder.

(b) If the indemnification provided for in this Paragraph 16 is applicable, but for any reason is held to be unavailable, the Company shall contribute such amount as is just and equitable to pay, or to reimburse the Rights Agent for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including reasonable counsel fees, actually incurred by the Rights Agent as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Company.

(c) If any action is brought against the Rights Agent in respect of which indemnity may be sought against the Company pursuant to this Paragraph 16, the Rights Agent shall promptly notify the Company in writing of the institution of such action and the Company may, at its option, assume the defense of such action, including the employment and fees of counsel (which counsel shall be reasonably satisfactory to the Rights Agent) and payment of expenses. The Rights Agent shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Rights Agent unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of the action or the Rights Agent shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the Rights Agent), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Rights Agent shall be borne by the Company.

17. FURTHER ASSURANCES. The Company agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Rights Agent from time to time reasonably may request in connection with the administration, maintenance, enforcement or adjudication of this Agreement in order (a) to give the Rights Agent confirmation and assurance of the Rights Agent’s rights, powers, privileges remedies and interests under this Agreement and applicable law, (b) to better enable the Rights Agent to exercise any such right, power, privilege or remedy, or (c) to otherwise effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be acceptable to the Rights Agent.

18. CUMULATIVE RIGHTS. The rights and remedies granted to the Rights Agent in this Agreement are cumulative and not exclusive, and are in addition to any and all other rights and remedies granted and permitted under and pursuant to law.

19. NO WAIVER. The failure of any of the signatories hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

20. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the signatories hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

21. GOVERNING LAW. Except as hereinafter provided, this Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of Israel without regard to the principles of conflicts of laws. Notwithstanding the foregoing, Paragraph 16 of this Agreement shall be construed, interpreted and enforced with and shall be governed by the laws of the State of New York.

22. BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties, their successors and assigns.

23. ASSIGNMENT AND DELEGATION OF DUTIES. This Agreement may not be assigned by the parties hereto. This Agreement is in the nature of a personal service contract and the duties imposed hereby are non-delegable.

24. PARAGRAPH HEADINGS. The paragraph headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

25. NOTICES. Any notice or other communication required or permitted under the provisions of this Agreement shall be in writing, and shall be given by postage prepaid, registered or certified mail, return receipt requested, by hand delivery with receipt acknowledged, by telecopy with receipt confirmed or by the express mail service offered by the United States Post Office or the Israel Postal Authority, directed to the Company and to the Rights Agent at the addresses set forth below, or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein. Such notice or communication shall be effective upon delivery or, if shipped by mail, three days after it is mailed within the continental United States.

The Company:	Tower Semiconductor Ltd. Ramat Gavriel Industrial Park Migdal-Haemek, Israel Attention: Chief Financial Officer Telecopy No.: 011 972 (4) 654-6510 with copies to:

Eilenberg & Krause LLP 11 East 44th St New York, NY 10017 Attention: Sheldon Krause, Esq. Telecopy No.: 212-986-2399

and to

Yigal Arnon & Co. One Azrieli Center Tel Aviv, Israel 67021 Attention: David H. Schapiro, Esq. Telecopy No.: 011 972-3-608-7714

The Rights Agent:	American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 Attention: Exchange Department Telecopy No.: 718-234-5001

with a copy to:

Herbert Lemmer, Esq. American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 Telecopy No.: 718-331-1852

26. UNENFORCEABILITY; SEVERABILITY. If any provision of this Agreement is found to be void or unenforceable by a court of competent Jurisdiction, then the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

27. THIRD PARTY RIGHTS. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the parties hereto’ and no other person shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

28. COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

[Signatures appear on next page.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

TOWER SEMICONDUCTOR LTD. By: —————————————— Name: Russell C. Ellwanger Title: Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY By: —————————————— Name: Herbert L. Lemmer Title:VicePresident

EXHIBIT A

Rights Certificate Number:____________	Number of Rights:____________

CUSIP: M89915167

TOWER SEMICONDUCTOR LTD.
Organized under the laws of the State of Israel

RIGHTS CERTIFICATE
Evidencing Rights to Purchase 5% Subordinated Convertible Subordinated Debentures
Due 2011

THE TERMS AND CONDITIONS FOR THE DISTRIBUTION OF RIGHTS ARE SET FORTH IN THE RIGHTS AGREEMENT BETWEEN TOWER SEMICONDUCTOR LTD. (THE “COMPANY”) AND AMERICAN STOCK TRANSFER & TRUST COMPANY AND THE COMPANY’S PROSPECTUS DATED _____________, 2005 (THE “PROSPECTUS”), WHICH ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE RIGHTS AGENT OR THE COMPANY. CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.

THIS RIGHTS CERTIFICATE MUST BE RECEIVED BY THE RIGHTS AGENT WITH PAYMENT IN FULL BEFORE 5:00 P.M. NEW YORK TIME ON _____________, 2005 (OR BY A LATER DATE UPON NOTICE THEREOF FROM THE COMPANY), OR BY TOWER SEMICONDUCTOR LTD. WITH PAYMENT IN FULL BEFORE 5:00 P.M. ISRAEL TIME ON _____________, 2005. (OR BY A LATER DATE UPON NOTICE THEREOF FROM THE COMPANY)

Subscription Price: $100.00 per Right

THE RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE __________ 2005, AT 5:00 P.M., NEW YORK TIME (OR ON A LATER TRADING DATE UPON NOTICE THEREOF FROM THE COMPANY)

RECORD HOLDER [___________]

THIS IS TO CERTIFY THAT the record holder named above, or its assigns, is entitled to subscribe on or before the Expiration Date set forth above, for Debentures convertible into Ordinary Shares of the Company, on the terms and conditions specified in the Prospectus, by exercising the Rights represented by this Certificate. Each full Right, accompanied by payment of $100.00, will entitle the holder to purchase Debentures in the aggregate principal amount of One Hundred Dollars. Each Debenture is of $1.00 principal amount and bears interest at the rate of five percent (5%) per annum. The Debentures are convertible into Ordinary Shares of the Company at a conversion rate of one Ordinary Share per $1.00 aggregate principal amount of Debentures. The Debentures which the holder is entitled to purchase will be issued only in integral multiples of $1.00, rounded down to the nearest whole number. The Rights represented by this Rights Certificate may be exercised by completing Form 1A and any other appropriate forms on the reverse side of this Certificate. Before exercising Rights, Rights Holders are urged to read carefully and in their entirety the Prospectus and Instructions on the reverse side of this Certificate.

The Rights represented by this Certificate may be transferred or sold by completing Form 2 in accordance with the Instructions on the reverse side of this Certificate.

This Rights Certificate is not valid unless countersigned by the Rights Agent.

Witness, the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

TOWER SEMICONDUCTOR LTD.

Dated: ____________________

By: ______________________________
        Chairman of the Board

By: ______________________________
        Secretary

[seal]

By: ______________________________
        Director and Chief Executive Officer

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY,
as Rights Agent

By ___________________________
        Authorized Officer
Dated: ______________________

[REVERSE OF CERTIFICATE]

TOWER SEMICONDUCTOR LTD.

RETURN TO RIGHTS AGENT:

by mail, overnight or hand delivery to:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attention: Mr. Joseph Alicia

American Stock Transfer & Trust Company
6201 15TH Avenue
Brooklyn, New York 11219
Attention: Mr. Joseph Alicia

OR RETURN TO COMPANY ONLY IF YOU ARE A RECORD HOLDER RESIDING IN ISRAEL AND DESIRE TO PAY THE SUBSCRIPTION PRICE IN NEW ISRAELI SHEKELS:

by mail, overnight or by hand delivery to:

Tower Semiconductor Ltd.
Ramat Gavriel Industrial Zone
Migdal Haemek, Israel
Attention: Nati Somekh-Gilboa, Corporate Secretary

EXERCISE AND SUBSCRIPTION
THE EXPIRATION DATE OF THIS RIGHTS CERTIFICATE IS _________ __, 2005
at 5:00 P.M. NEW YORK TIME OR MIDNIGHT ISRAEL TIME (OR ON A LATER
TRADING DATE UPON NOTICE THEREOF FROM THE COMPANY)

FORM 1A – SUBSCRIPTION

I hereby exercise Rights and subscribe for the purchase of Debentures, upon the terms specified in the Prospectus relating thereto, as follows:

No. of Rights Exercised	Price	Payment

[________]	x	$100.00	=	[______]

(THIS FULL AMOUNT, PAYABLE TO THE ORDER OF AMERICAN STOCK TRANSFER & TRUST COMPANY, MUST ACCOMPANY THE SUBSCRIPTION. IF YOU ARE A RECORD HOLDER RESIDING IN ISRAEL, THIS FULL AMOUNT MUST BE PAID IN NEW ISRAELI SHEKELS ACCORDING TO THE REPRESENTATIVE EXCHANGE RATE PUBLISHED BY THE BANK OF ISRAEL ON THE DAY BEFORE PAYMENT AND PAYABLE TO THE ORDER OF TOWER SEMICONDUCTOR LTD.)

___ Please issue the Debentures subscribed for in a single Note

___ Please issue the Debentures subscribed for in the following denominations:

____________________________ Subscriber's Signature	____________________________ Telephone No. (including area code)

(If Form 1B is being completed, a signature guarantee will be required)

Signature Guaranteed By:

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association and credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FORM 1B – DELIVERY TO DIFFERENT ADDRESS AND/OR REGISTERED
OWNER (S)

INSTRUCTIONS FOR DELIVERY TO DIFFERENT ADDRESS AND/OR REGISTERED OWNER (S)

If you wish any of the Debentures for which you are subscribing to be delivered to an address or registered in a name different from that shown on the face of this Rights Certificate, please enter the name, address and denominations below. If you are completing this Form 1B, a signature guarantee will be required in Form 1A.

_____________________________
_____________________________
_____________________________

FORM 1C – METHOD OF PAYMENT

METHOD OF PAYMENT (CHECK ONE)

__ Uncertified check drawn on a bank located in the United States payable to the order of American Stock Transfer & Trust Company, as Rights Agent. Funds paid by an uncertified check may take at least five business days to clear. Accordingly, Rights holders who pay the Subscription Price with an uncertified check must make payment sufficiently in advance of the Expiration Date to ensure that the check is received and clears by the Expiration Date. The Company will not consider any payment by check to have been made until the check clears.

__ Certified check or bank check drawn on a U.S. bank payable to the order of American Stock Transfer & Trust Company, as Rights Agent.

__ Wire transfer of immediately available funds directed to the account maintained by the American Stock Transfer & Trust Company, as Rights Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase, 55 Water Street, New York, New York 10005, 323212069, ABA No. 21000021, reference Tower Semiconductor, Ltd., Attention: Mr. Joseph Alicia.

If the amount enclosed or transmitted is not sufficient to pay the subscription price for all of the Rights exercised, or if the number of Rights to be exercised is not specified, the holder will be deemed to have subscribed for the maximum number of Rights that could be subscribed for the amount enclosed or transmitted.

FORM 2 – ASSIGNMENT

For value received, the Rights represented by this Rights Certificate are hereby assigned to (signature guarantee required):

—————————————— Name (print in full)	—————————————— Address (print in full)

—————————————— Tax I.D. or Social Security No.	—————————————— Signature of Record Holder

Signature Guaranteed By:

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association and credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

INSTRUCTIONS

TO SUBSCRIBE, USE OF FORMS 1A, 1B AND 1C

To subscribe, fill in Forms 1A, 1B (if applicable) and 1C on your Rights Certificate and sign on the line marked “Subscriber’s Signature.”

Each Right entitles its holder to purchase for a Subscription Price of $100 Debentures in the aggregate principal amount of One Hundred Dollars. Full payment of the Subscription Price must accompany the Rights Certificate and may come via wire transfer or check drawn by a bank located in the United States payable to the order of American Stock Transfer & Trust Company, as Rights Agent. If a holder sends a partial payment of the Subscription Price, such holder will only be issued the number and principal amount of Debentures for every $100 of Subscription Price which has been paid.

NOTE: You may choose to exercise fewer Rights than the maximum number of Rights to which you are entitled, as represented by the Rights Certificate. To do this, follow the instructions for Forms 1A and 1B using only the number of Rights for which you wish to subscribe.

TO TRANSFER OR SELL YOUR RIGHTS THROUGH YOUR BROKER, USE FORM 2.

If you wish to transfer or sell your Rights through your broker just sign Form 2 leaving the rest of the form blank. (Your broker will add the buyer’s name later.) Deliver your Rights Certificate and the accompanying envelope to the broker. Your signature on Form 2 must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association and credit union) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

TO TRANSFER OR SELL YOUR RIGHTS CERTIFICATE, USE FORM 2

If you wish to transfer or sell your Rights to someone other than through your broker, sign Form 2, fill in the transferee’s name and address, and deliver the Rights Certificate and the accompanying envelope to the person to whom you transferred the Rights Certificate. The Rights Certificate may then be used by the new holder for the exercise of Rights without having a new Rights Certificate issued. Your signature must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association and credit union) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT B

CERTIFICATE OF AMERICAN STOCK TRANSFER & TRUST COMPANY

Pursuant to Paragraph 4(c) of that certain Rights Agent Agreement (the “Agreement”), dated as of _____, 2005, by and between Tower Semiconductor Ltd. (the “Company”) and American Stock Transfer & Trust Company (“AST”), AST does hereby certify that (capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement):

1. It has is duly appointed and authorized to act as the transfer agent and registrar for the Ordinary Shares of the Company.

2. It has been duly appointed to act as transfer agent and registrar for the rights (the “Rights”) to purchase Debentures of the Company.

3. In its capacity as Rights Agent and in accordance with the Agreement, it has of this date issued, countersigned and mailed Rights Certificates evidencing an aggregate of ___ Rights, which are exercisable for the purchase of Debentures in the aggregate principal amount of $________________, together with accompanying Prospectus and other materials, in accordance with the Rights Agent Agreement with the Company dated _________, 2005 and the Prospectus.

4. Said certificates were countersigned on its behalf in its capacity as Rights Agent by authorized officers who were at the time of affixing their signatures duly authorized to countersign such certificates.

Dated: _________, 2005.

AMERICAN STOCK TRANSFER & TRUST COMPANY

By: _______________________________________________
Authorized Officer

EXHIBIT C

CERTIFICATE OF AMERICAN STOCK TRANSFER & TRUST COMPANY

Pursuant to Paragraph 12(h) of that certain Rights Agent Agreement (the “Agreement”), dated as of _____, 2005, by and between Tower Semiconductor Ltd. (the “Company”) and American Stock Transfer & Trust Company (“AST”), AST does hereby certify that (capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement):

1. It is duly appointed and authorized to act as the transfer agent and registrar for the Rights and Ordinary Shares of the Company.

2. It has been duly appointed to act as transfer agent and registrar for the rights (the “Rights”) to purchase Debentures of the Company pursuant to the Agreement.

3. As of the Expiration Date, ______ Rights were duly exercised through it in accordance with the Agreement and in connection therewith it received an aggregate Subscription Price of $_______________.

4. Pursuant to Section 5(b) of the Agreement, it has as of this date instructed the Company that Debentures in the aggregate principal amount of $________________ should be issued and authenticated as an original issue in connection with the exercise of Rights, and, to the best of AST’s knowledge, Debentures in the aggregate principal amount of $________________ have been subscribed for by the exercise of Rights by Israeli Rights Holders who exercised their Rights in accordance with Paragraph 5(c) of the Agreement.

Dated: _________, 2005.

AMERICAN STOCK TRANSFER & TRUST COMPANY

By: _______________________________________________
Authorized Officer

SCHEDULE 1 – FEES OF THE RIGHTS AGENT

$7,500